UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) April 24, 2006


                          Franchise Capital Corporation
               (Exact name of Registrant as specified in charter)


         Nevada                          333-72392                98-0353403
(State or other jurisdiction           (Commission             (I.R.S. Employer
     of incorporation)                  File Number)            Identification)


     8655 E. Via De Ventura Suite G-217
             Scottsdale, AZ                                         85258
 (Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (480) 355-8142

Item 8.01 OTHER EVENTS

The Company recently responded to a letter from the Securities & Exchange Commission dated February 28, 2006, where the staff of the Securities & Exchange Commission raised a number of regulatory and disclosure issues regarding the Company's obligations under, and compliance with, certain provisions of the federal securities laws and the rules thereunder, as well as with Article 6 of Regulation S-K and Generally Accepted Accounting Principals ("GAAP").

In the response letter to the Securities & Exchange Commission the Company acknowledged it had not met its obligations to complete its filings in a timely manner and that they have not had the resources to do so. To meet its financial needs the Company had entered into a funding agreement with Creative Eateries Corporation ("Creative"). However, Creative almost immediately defaulted on the agreement.

In addition the Company stated they have spoken to several investment groups, some of which have expressed an interest in investing, but none were willing to move forward until the Company was current in its filings and able to sell shares. The Company noted that with short term loans provided by members of the Board, on April 19, 2006, they were able to amend and re-file reports needing to be amended.

The Company also informed the Securities & Exchange Commission that they hope to complete its delinquent Quarterly Report on Form 10-Q for the period ended December 31, 2005, and its soon to be delinquent Quarterly Report on Form 10-Q for the period ending March 31, 2006 in the coming months. However, they stated that the timing of the completion of the filings would be dependent upon the Company's ability to obtain the needed funds to pay outstanding invoices. The Company stated that they hope to obtain the funds from the repayment of loans from its portfolio companies, primarily Kokopelli Franchise Company, LLC, which they are expecting to have substantial growth in the coming months.

The Company also reconfirmed that it ceased selling shares under its Form 1-E in September 2005, and that they will not, under any circumstances, sell shares using the Company's amended Form 1-E filed on October 19, 2005 (the "1-E/A"). In addition the Company's Board of Directors has decided to take actions to convert the Company from a business development company back to a 1934 Act reporting company. The Company stated they never intend to sell additional shares under the 1-E/A.

The complete letter is attached as Exhibit No. 99 to this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No. 99: Letter to Securities & Exchange Commission.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned here unto duly authorized.

Date: April 24, 2006

                                Franchise Capital Corporation


                                By: /s/ Edward C. Heisler
                                   --------------------------------------
                                   Edward C. Heisler, Chairman & CEO